Exhibit 5.1

ALSTON&BIRD LLP

One Atlantic Center
1201 West Peachtree Street
Atlanta, Georgia 30309-3424
404-881-7000
Fax: 404-881-7777
www.alston.com

December 6, 2006

Duke Realty Corporation
Duke Realty Limited Partnership
600 East 96th Street, Suite 100
Indianapolis, Indiana  46240

Re:

Post-Effective Amendment No. 1 to the Automatic Shelf Registration Statement on Form S-3 (File Nos. 333-136173 and 333-136173-01), filed with the Securities and Exchange Commission on December 6, 2006 (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as counsel to Duke Realty Corporation, an Indiana corporation (the “Company”), and Duke Realty Limited Partnership, an Indiana limited partnership (the “Operating Partnership,” and, together with the Company, the “Duke Entities”), in connection with the filing of the above-referenced Registration Statement with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The Registration Statement relates to the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of the following securities:

(i)             shares of the Company’s common stock, par value $.01 per share (“Common Stock”);

(ii)          shares of the Company’s preferred stock, par value $.01 per share (“Preferred Stock”) (including shares convertible into or exchangeable for other securities), with such preferences and other terms as determined in accordance with the Company’s Third Amended and Restated Articles of Incorporation and Third Amended and Restated Bylaws, each as may be further amended and/or restated;

Bank of America Plaza 101 South Tryon Street, Suite 4000 Charlotte, NC 28280-4000 704-444-1000 Fax: 704-444-1111	90 Park Avenue New York, NY 10016 212-210-9400 Fax: 212-210-9444	3201 Beechleaf Court, Suite 600 Raleigh, NC 27604-1062 919-862-2200 Fax: 919-862-2260	601 Pennsylvania Avenue, N.W. North Building, 10th Floor Washington, DC 20004-2601 202-756-3300 Fax: 202-756-3333

(iii)       depositary shares (“Depositary Shares”), representing fractional interests in the Company’s Preferred Stock;

(iv)      senior and/or subordinate debt securities (“Debt Securities”) of the Operating Partnership (including debt securities convertible into or exchangeable for other securities); and

(v)         warrants to purchase any of the securities described in the immediately preceding clauses (i) through (iv) (“Warrants”);

(vi)      the Company’s stock purchase contracts obligating holders to purchase a specified or varying number of shares of Common Stock and/or Preferred Stock at a future date or dates (“Stock Purchase Contracts”);

(vii)   units comprised of one or more of the securities described in the immediately preceding clauses (i) through (vi) in any combination (“Units”); and

(viii)                                                guarantees issued by the Company of the Debt Securities (“Guarantees”).

Each series of Debt Securities will be issued pursuant an indenture (as amended or supplemented from time to time, the “Indenture”), dated as of July 28, 2006, by and between the Operating Partnership and J.P. Morgan Trust Company, N.A., as trustee (the “Trustee”).  Each Depositary Share will be issued pursuant to a deposit agreement by and between the Company and a bank or trust company as depositary (a “Deposit Agreement”), and will be evidenced by a depositary receipt (a “Depositary Receipt”), each Warrant will be issued pursuant to a warrant agreement (a “Warrant Agreement”), each Stock Purchase Contract will be issued pursuant to a stock purchase contract agreement (“Stock Purchase Contract Agreement”), each Unit will be issued pursuant to a unit agreement (“Unit Agreement”), and each Guarantee will be issued pursuant to a guarantee agreement (“Guarantee Agreement”), in each case substantially in the form filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference.

In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Duke Entities, including, without limitation, resolutions adopted by the boards of directors or other governing bodies or controlling entities of the Duke Entities and the organizational documents of the Duke Entities, certificates of officers and representatives (who, in our judgment, are likely to know the facts upon which the opinion or confirmation will be based) of the Duke Entities, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions hereinafter set forth.  We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Duke Entities and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth.  Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

In our examination of the relevant documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies).  This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Our opinions set forth below are limited to the laws of the Indiana Business Corporation Law, applicable provisions of the Constitution of the State of Indiana, reported judicial decisions interpreting such Corporation Law and Constitution, and federal laws of the United States of America to the extent referred to specifically herein, and we do not express any opinion herein concerning any other laws; provided, however, that opinion (3) below is limited to the laws of the State of New York that, in our professional judgment, are normally applicable to transactions of the type contemplated by the Indenture, and, with respect to opinion (3) below, we do not express any opinion herein concerning any other laws.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that:

(1)                                  When, as and if (a) appropriate corporate action has been taken to authorize the issuance of Common Stock, (b) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (c) Common Stock shall have been duly issued and delivered by the Company against payment therefor in accordance with such corporate action, and (d) certificates representing shares of Common Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law, then, upon the happening of such events, such Common Stock will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof).

(2)                                  When, as and if (a) appropriate corporate action has been taken to authorize the issuance of Preferred Stock, to fix the terms thereof and to authorize the execution and filing of a certificate of designation relating thereto with the Secretary of State of the State of Indiana, (b) such certificate of designation shall have been executed by duly authorized officers of the Company and so filed by the Company, all in accordance with the laws of the State of Indiana, (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (d) Preferred Stock with terms so fixed shall have been duly issued and delivered by the Company against payment therefor in accordance with such corporate action, and (e) certificates representing shares of Preferred Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law, then, upon the happening of such events, such Preferred Stock will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof).

(3)                                  When, as and if (a) the appropriate corporate action has been taken by the Operating Partnership to authorize the form, terms, execution and delivery of any series of Debt Securities, (b) the Debt Securities shall have been issued in the form and containing the terms set forth in the Registration Statement, the Indenture and such corporate action, (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (d) due execution of the Debt Securities by the Operating Partnership, (e) the Debt Securities have been duly authenticated by the Trustee in accordance with the applicable indenture, and (f) the issuance and delivery of the Debt Securities against payment therefore as provided in the Indenture and other applicable agreements, then, upon the happening of such events, the Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that (x) enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization, moratorium and other laws relating to or affecting the rights and remedies of creditors generally, and (y) the remedy of specific performance and other forms of equitable relief may be subject to certain defenses and to the discretion of the court before which proceedings may be brought (regardless of whether enforceability is considered in a proceeding in equity or at law (the “Bankruptcy and Equity Exception”).

(4)                                  When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a

Warrant Agreement (including a form of certificate evidencing the Warrants), and (b) Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in the manner provided for in the applicable Warrant Agreement and such corporate action, then, upon the happening of such events, such warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Bankruptcy and Equity Exception.

(5)                                  When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Stock Purchase Contract Agreement (including a form of certificate evidencing the Stock Purchase Contracts), and (b) the Stock Purchase Contracts with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in the manner provided for in the Stock Purchase Contract Agreement and such corporate action, then, upon the happening of such events, such stock purchase contracts will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Bankruptcy and Equity Exception.

(6)                                  When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Unit Agreement (including a form of certificate evidencing the Units), and (b) the Units with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in the manner provided for in the Unit Agreement and such corporate action, then, upon the happening of such events, such units will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Bankruptcy and Equity Exception.

(7)                                  When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Guarantee Agreement, and (b) the Guarantees with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in the manner provided for in the Guarantee Agreement and such corporate action, then, upon the happening of such events, such guarantees will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Bankruptcy and Equity Exception.

This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent.  The only opinions rendered by us consist of those matters set forth in those paragraphs numbered (1) through (6) above, and no opinion may be implied or inferred beyond the opinion expressly stated.  Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus constituting a part thereof.  In giving such consent, we do not thereby admit that we are an “expert” under the meaning of the Securities Act or that we otherwise are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

ALSTON & BIRD LLP

By:	/s/ Mark C. Kanaly
Mark C. Kanaly, Partner